Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Orckit Communications Ltd. of our report dated February 22, 2010 relating to the consolidated financial statements of Orckit Communications Ltd.'s for the year ended December 31, 2009 which appears in Orckit Communication Ltd's Form 6-K dated February 23, 2010. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form F-3 (Registration No. 333-164822), to which this Registration Statement relates.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 29, 2010	Certified Public Accountants (Isr.)